SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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NETSCOUT SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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July 30, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of NetScout Systems, Inc. on Wednesday, September 12, 2007 in Burlington, Massachusetts.

At the Annual Meeting, you will be asked to elect three directors, to ratify the selection of PricewaterhouseCoopers LLP as auditors for the fiscal year ending March 31, 2008, and to approve the NetScout Systems, Inc. 2007 Equity Incentive Plan. The accompanying proxy statement describes these matters in more detail.

If you are a stockholder of record, please complete, sign, and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope. If your shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone—please refer to your enclosed vote instruction form for instructions.

It is important that your shares be voted whether or not you attend the meeting. If you attend the meeting, you may vote in person even if you have previously returned your vote in accordance with the foregoing. Your prompt cooperation will be greatly appreciated.

Very truly yours,

ANIL K. SINGHAL

Chairman, President, and Chief Executive Officer

NETSCOUT SYSTEMS, INC.

310 Littleton Road

Westford, MA 01886

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 12, 2007

To the Stockholders of NetScout Systems, Inc.:

The Annual Meeting of Stockholders of NetScout Systems, Inc. will be held on Wednesday, September 12, 2007, at 10:00 a.m. at the Marriott Hotel, One Mall Road, Burlington, Massachusetts, for the following purposes:

1.	To elect three Class II directors to serve for three year terms or until their respective successors are elected and qualified.

2.	To ratify the selection of PricewaterhouseCoopers LLP, independent registered public accounting firm, as auditors for the fiscal year ending March 31, 2008.

3.	To approve the NetScout Systems, Inc. 2007 Equity Incentive Plan.

4.	To transact other business that may properly come before the meeting or any adjournment.

Stockholders of record at the close of business on July 16, 2007 will be entitled to vote at the meeting and any adjournments.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting you are urged to complete, sign, date, and return the enclosed proxy card as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. No postage is necessary if the proxy card is mailed in the U.S. If your shares are held in a bank or brokerage account you may be eligible to vote electronically or by phone—please refer to your enclosed vote instruction form for details. If you attend the meeting, you may vote in person even if you have previously returned your vote in accordance with the foregoing.

By Order of the Board of Directors,

ANIL K. SINGHAL

Chairman, President, and Chief Executive Officer

Westford, Massachusetts

July 30, 2007

NETSCOUT SYSTEMS, INC.

310 Littleton Road

Westford, MA 01886

PROXY STATEMENT

July 30, 2007

Questions and Answers about the Annual Meeting and Voting

Why did I receive these proxy materials?

The Board of Directors of NetScout Systems, Inc., a Delaware corporation, is providing these proxy materials to you in connection with the Board’s solicitation of proxies to be voted at our 2007 Annual Meeting of Stockholders. In addition to the Proxy Statement and form of proxy, we are sending you the Annual Report to Stockholders, which contains financial statements for the fiscal year ended March 31, 2007.

You are invited to attend the Annual Meeting on Wednesday, September 12, 2007 at 10:00 a.m. at the Marriott Hotel, One Mall Road, Burlington, Massachusetts.

This Proxy Statement and the form of proxy were first mailed to stockholders on or about July 30, 2007.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to

•	elect three Class II directors to our Board of Directors;

•	ratify the selection of PricewaterhouseCoopers LLP, independent registered public accounting firm, as auditors for the fiscal year ending March 31, 2008;

•	approve the NetScout Systems, Inc. 2007 Equity Incentive Plan; and

•	conduct other business that properly comes before the Annual Meeting.

How does the Board recommend that I vote?

The Board recommends that you vote “FOR” each nominee to our Board, “FOR” the ratification of PricewaterhouseCoopers LLP as auditors for the fiscal year ending March 31, 2008, and “FOR” the approval of the 2007 Equity Incentive Plan.

Who can vote?

Stockholders of record as of July 16, 2007, or the Record Date, may vote. As of July 16, 2007, 32,537,919 shares of our common stock were issued and outstanding. The holders of common stock are entitled to one vote per share on any proposal presented at the Annual Meeting.

What is a stockholder of record?

A “stockholder of record” is a stockholder whose ownership of our stock is recorded on the books of our transfer agent, Mellon Investor Services, LLC. If you hold our stock through a bank, broker, or other intermediary, you are not a stockholder of record. Instead, you hold the stock in a “street name,” and the stockholder of record of your shares would be the bank, broker, or intermediary. If you are not a stockholder of record, we do not know that you are a stockholder or how many shares you own.

How do I vote my shares?

Whether or not you plan to attend the Annual Meeting, you should vote your shares by completing, signing, and dating the accompanying proxy card and returning it in the enclosed postage-prepaid envelope. If your shares are held in a bank or brokerage account you may be eligible to vote electronically or by telephone. Please refer to the enclosed form for instructions. If you attend the Annual Meeting, you may vote in person, even if you have already voted. If you plan to attend the Annual Meeting and vote, and your shares are held by a bank or broker, you should check with your bank or broker to get the appropriate forms.

Our Board of Directors named Anil K. Singhal and David P. Sommers as attorneys-in-fact in the proxies. If your proxy has been properly executed and returned in time to be counted at the Annual Meeting, the shares represented by your proxy will be voted in accordance with your voting instructions. If you have returned a signed proxy but have not indicated your vote, your proxy will be voted FOR the nominees to our Board of Directors; FOR the ratification of the selection of PricewaterhouseCoopers LLP, independent registered public accounting firm, as auditors for the fiscal year ending March 31, 2008; and FOR the approval of the 2007 Equity Incentive Plan. Our Board of Directors knows of no other matters to be presented at the Annual Meeting. For other matters that may properly come before the Annual Meeting, the attorneys-in-fact will use their judgment in voting your shares.

May I change or revoke my proxy?

You may revoke your proxy before it is voted at the Annual Meeting by (1) filing a written notice of revocation (dated after the original proxy) with the Secretary of NetScout before the vote at the Annual Meeting, (2) completing a later-dated proxy, including by Internet or phone, and delivering it to the Secretary of NetScout before the vote at the Annual Meeting, or (3) attending the Annual Meeting and voting in person. You should send any written notice of revocation, to be delivered before the Annual Meeting, to NetScout Systems, Inc., 310 Littleton Road, Westford, MA 01886, Attention: Secretary.

How is a quorum determined?

A majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting makes a quorum, which is required to transact business. To determine a quorum, we include votes withheld from any nominee, abstentions, and broker “non-votes.” A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

What votes are required for election and approval?

The election of directors is determined by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting.

On all other proposals being submitted, including the approval of our 2007 Equity Incentive Plan, an affirmative vote of a majority of the shares present or represented and voting on each such proposal is required for approval. An automated system administered by the transfer agent tabulates the votes for each proposal. Abstentions are included in the number of shares present or represented and voting on each matter. Therefore, abstentions on votes on specific proposals will have the effect of “no” votes. Broker “non-votes” are not included in the vote tabulations for specific proposals.

PROPOSAL 1

ELECTION OF DIRECTORS

The following table sets forth the current directors and the nominees to be elected at the Annual Meeting, as described more fully below:

Nominee or Director’s Name and Year First Became Director	Positions with NetScout	Year Term Will Expire	Class
Nominees:

Anil K. Singhal (1984)	Chairman, President, and Chief Executive Officer	2007	II

John R. Egan (2000)	Director	2007	II

Stuart M. McGuigan (2005)	Director	2007	II

Continuing Directors:

Joseph G. Hadzima, Jr. (1998)	Director	2008	III

Stephen G. Pearse (2007)	Director	2008	III

Victor A. DeMarines (2004)	Director	2009	I

Vincent J. Mullarkey (2000)	Director	2009	I

The nominees for Class II directors are Messrs. Singhal, Egan, and McGuigan.

Messrs. Singhal, Egan, and McGuigan are Class II directors whose terms expire at this Annual Meeting and who are nominees for re-election for a term that would expire upon the election and qualification of directors at the Annual Meeting to be held in 2010.

Other Directors

The Board of Directors is also composed of two Class I directors, Messrs. DeMarines and Mullarkey, whose terms expire in 2009, and two Class III directors, Messrs. Hadzima and Pearse, whose terms expire in 2008. Mr. Popat, a former Class III director, retired as Chairman of the Board of Directors and Secretary as of January 19, 2007. The Board of Directors appointed Mr. Pearse as a Class III director to serve for the remainder of the Class III term, expiring upon the election and qualification of directors at the Annual Meeting to he held in 2008.

As of the Record Date, the size of the Board is fixed at seven members. NetScout’s by-laws and certificate of incorporation divide the Board of Directors into three classes. The members of each class of directors serve for staggered three-year terms.

Proposal and Recommendation

Our Board of Directors has nominated and recommended that Messrs. Singhal, Egan, and McGuigan be re-elected as Class II directors, to hold office until the Annual Meeting to be held in the year 2010 or until their successors have been duly elected and qualified or until their earlier resignation or removal.

The Board of Directors knows of no reason why the nominees would be unable or unwilling to serve, but if any of the nominees should be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

NOMINEES FOR DIRECTOR.

PROPOSAL 2

RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP, independent registered public accounting firm, to serve as auditors for the fiscal year ending March 31, 2008. PricewaterhouseCoopers LLP has served as our accountants since 1993. We expect that a member of PricewaterhouseCoopers LLP will attend the Annual Meeting, will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions from our stockholders. We are incorporated in Delaware, and Delaware law does not require the ratification of the Audit Committee’s selection, but the Audit Committee will consider the results of this vote when selecting auditors in the future.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THIS SELECTION OF AUDITORS.

PROPOSAL 3

APPROVAL OF THE 2007 EQUITY INCENTIVE PLAN

Introduction

The Board of Directors recommends that stockholders approve the NetScout Systems, Inc. 2007 Equity Incentive Plan, or the 2007 Plan, to replace the 1999 Stock Option Plan, or the 1999 Plan, that will expire in 2009. We believe that equity awards help drive superior performance by our officers, directors and employees, contribute significantly to our success, and align the interests of our employees and stockholders.

We use equity incentive plans to grant equity awards broadly to our employees. As discussed in the Compensation Discussion and Analysis, or “CD&A,” below, all of our current full-time employees have received equity grants, reflecting our philosophy that our entire employee team should have a stake in increasing shareholder value. We discuss this key goal of our incentive compensation in more detail in the CD&A.

We summarize the 2007 Plan in this section, but our summary should be read in conjunction with the full 2007 Plan, which we include in Appendix A. If we use capitalized terms in this section and do not define them, the terms are as defined in the 2007 Plan. As noted above, if approved by the stockholders, the 2007 Plan will replace the 1999 Plan and no further equity awards would be made under the 1999 Plan.

The Compensation Committee, comprised of independent, non-employee directors, is responsible for the administration of the 2007 Plan. Our Compensation Committee is also responsible for making equity awards to executive officers.

For administrative convenience our Board has established the Equity Compensation Committee, the sole member of which is Mr. Singhal. Our Equity Compensation Committee is responsible for granting equity awards to our employees and consultants who are not executive officers or directors. Our Equity Compensation Committee operates under guidelines established by our Board based upon recommendations of the Compensation Committee and reports all equity awards grants at each regularly scheduled meeting of our Board. We intend to maintain the Equity Compensation Committee’s role under the new 2007 Plan.

Key Features of the Plan

The maximum number of shares as to which equity awards may be granted under the 2007 Plan is 5,000,000 shares (subject to certain adjustments under the 2007 Plan), of which no more than 500,000 shares may be granted to any one person. The total authorized shares represents about 15.4% of our outstanding shares as of July 16, 2007. The 1999 Plan, which was approved by stockholders, authorized 9.5 million shares.

Description of the Plan

Overall. The 2007 Equity Incentive Plan allows us to grant restricted stock units, stock, stock options, and other equity interests to our and our subsidiaries’ employees, officers, directors, consultants, and advisors.

Eligibility. Any employees, officers, directors, consultants, and advisors of NetScout or our subsidiaries will be eligible to participate in the Plan.

Administration. Our Compensation Committee is responsible for the 2007 Plan and granting equity awards. Our Equity Compensation Committee has been delegated the right of granting equity awards to our employees who are not officers and directors. Our Compensation Committee may establish rules and guidelines for 2007 Plan administration; select the officers and directors to whom awards are granted; determine the types of awards to be granted and the number of shares covered by such awards; set the terms and conditions of such awards and cancel, suspend, and amend awards. Our Compensation Committee has the discretion to make determinations and interpret the 2007 Plan. Any reference to our Compensation Committee shall be deemed to include as an alternative our Board of Directors as well.

Shares Available for Awards. Of the total shares available under the 2007 Plan, if any award expires, or is terminated, surrendered, or forfeited, in whole or in part, the unissued Common Stock covered by such award shall again be available for the grant of awards under the 2007 Plan. If shares of Common Stock issued pursuant to the 2007 Plan are repurchased by, or are surrendered or forfeited to, us at no more than cost, such shares of Common Stock shall again be available for the grant of awards under the 2007 Plan, provided, however, that the cumulative number of such shares that may be so reissued under the 2007 Plan will not exceed 5,000,000 shares. Shares issued under the 2007 Plan may consist in whole or in part of authorized but unissued shares or treasury shares. In the event of certain Extraordinary Capitalization Events, described more fully in the attached Plan, our Board will adjust the number of shares available and other terms of outstanding equity grants.

Restricted Stock and Restricted Stock Units. Our Compensation Committee may award restricted stock and restricted stock units and establish the applicable terms for such Awards.

Stock Options. Our Compensation Committee may award stock options in the form of nonqualified stock options or incentive stock options, or ISO. Incentive stock options generally have a maximum term of ten years. Our Compensation Committee will establish the vesting schedule for stock options and the method of payment for the exercise price, which may include cash, shares, or other awards. Stock options may not be repriced without stockholder consent, except in cases of Extraordinary Capitalization Events. Stockholder approval of the class of eligible participants under the 2007 Plan and the limits on the number of options and stock appreciation rights granted to any one participant under the 2007 Plan is intended to satisfy the stockholder approval conditions for such awards to qualify as deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.

Other Stock-Based Awards. The Compensation Committee may grant other stock-based awards on such terms as it may establish, including conditions, conversion rights and formulae, and grants of stock appreciation rights, phantom stock awards, and other stock units.

Transferability and Restrictions. Awards are not transferable other than by will or the laws of descent and distribution unless our Compensation Committee determines or provides otherwise. Only the Participant may exercise an Option, with limited exceptions.

Adjustments. In the event of certain corporate transaction or events affecting the number or type of outstanding common shares of the company, including, for example, a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, our Compensation Committee will make adjustments in a proportionate and equitable manner. These adjustments may include changing the number and type of shares to be issued under the Plan and per participant limits on awards, as well as vesting schedules and exercise price of Options, repurchase prices per security subject to repurchase, and the terms of each outstanding stock-based Award.

United States Federal Income Tax Consequences. The following summarizes certain United States federal income tax considerations for persons receiving awards under the 2007 Plan and certain tax effects on the Corporation based on provisions of the Code in effect on the date of this proxy statement, current regulations, and administrative rulings of the Internal Revenue Service. This summary is not intended to be a complete discussion of all the United States federal income tax consequences of the 2007 Plan.

Incentive Stock Options:

1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and the Corporation is not entitled to a federal income tax deduction upon either grant or exercise of an ISO.

2. If shares acquired upon exercise of an ISO are not disposed of within (i) two years from the date the ISO was granted and (ii) one year from the date the shares are issued to the optionee pursuant to the ISO exercise, or the Holding Periods, the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

3. If shares acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the Holding Periods, or a Disqualifying Disposition, then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

4. In any year that an optionee recognizes ordinary income as the result of a Disqualifying Disposition of stock acquired by exercising an ISO, the Corporation generally should be entitled to a corresponding federal income tax deduction.

5. The difference between the amount realized by the optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules generally will be treated as capital gain or loss.

6. Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee’s holding period for the shares exceeds one year.

7. An optionee may be entitled to exercise an ISO by delivering shares of the Corporation’s Common Stock to the Corporation in payment of the exercise price if the optionee’s ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

8. In addition to the tax consequences described above, the exercise of ISOs may result in an “alternative minimum tax” under the Code. The Code provides that an “alternative minimum tax” will be applied against a taxable base which is equal to “alternative minimum taxable income,” generally reduced by a statutory exemption. In general, the amount by which the value of the shares received upon exercise of the ISO exceeds the exercise price is included in the optionee’s alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

9. Special rules apply if the shares acquired upon the exercise of an ISO are subject to vesting or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers, and 10% stockholders.

Nonqualified Stock Options:

1. The optionee generally does not recognize any taxable income upon the grant of a Nonqualified Option, and the Corporation is not entitled to a federal income tax deduction by reason of such grant.

2. The optionee generally will recognize ordinary income at the time of exercise of a Nonqualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Corporation may be required to withhold income tax on this amount.

3. When the optionee sells the shares acquired upon exercise of a Nonqualified Option, he or she generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee’s holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

4. The Corporation generally should be entitled to a federal income tax deduction when ordinary income is recognized by the optionee.

5. An optionee may be entitled to exercise a Nonqualified Option by delivering shares of the Corporation’s Common Stock to the Corporation in payment of the exercise price. If an optionee exercises a Nonqualified Option in such fashion, special rules will apply.

6. Special rules apply if the shares acquired upon the exercise of a Nonqualified Option are subject to vesting or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers, and 10% stockholders.

Restricted Stock and Restricted Stock Units:

1. Under current federal income tax law, persons receiving Common Stock pursuant to a grant of restricted stock or a restricted stock unit generally will recognize ordinary income equal to the excess of the fair market value of the shares received over the purchase price, if any. The Corporation generally will be entitled to a corresponding federal income tax deduction. When such stock is sold, the seller generally will recognize capital gains or loss.

2. Special rules apply if the stock acquired is subject to vesting or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers, and 10% stockholders.

If required by law, Participants must pay withholding taxes or agree to have such taxes withheld by transferring shares or allowing shares to be withheld, if allowed by law. The awards are intended to avoid potential adverse tax consequences to Participants imposed by Code Sections 409A. Further, Code Section 162(m) generally allows tax deductions for performance-based compensation subject to certain limits. We intend that, subject to stockholder approval, the Plan will qualify under Section 162(m) with respect to grants made to our executive officers.

Amendments. Our Compensation Committee may amend, modify, or terminate Awards with a Participant’s consent unless our Compensation Committee determines that the change would not materially and adversely affect the Participant. Our Board may also amend, suspend, or terminate the Plan, without stockholder approval, provided that there is no increase in the number of authorized shares (except for certain events) or per Participant limit, no change in eligible classes, and no change that requires approval by law or stock exchange rules.

Future Plan Benefits

Immediately after each Annual Meeting of the Stockholders, each non-employee director is granted an equity-based award in the form of restricted stock units equal in value to $30,000 based on the then-fair market value of Company’s common stock.

NEW PLAN BENEFITS

2007 Equity Incentive Plan

Name	Dollar Value ($)(1)
All Non-Employee Directors as a group (6 persons)	180,000

(1)	Number of units will be determined based on the closing price of a share of common stock listed on the NASDAQ on the date of grant of the restricted stock units.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE 2007 EQUITY INCENTIVE PLAN.

DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Positions
Anil K. Singhal	53	Chairman, President, Chief Executive Officer, and Director
Michael Szabados	55	Chief Operating Officer
David P. Sommers	60	Senior Vice President, General Operations and Chief Financial Officer, Treasurer, and Secretary
John W. Downing	49	Senior Vice President, Worldwide Sales Operations
Jeffrey R. Wakely	43	Vice President, Finance and Chief Accounting Officer
Victor A. DeMarines	70	Director
John R. Egan	49	Director
Joseph G. Hadzima, Jr.	55	Director
Stuart M. McGuigan	48	Director
Vincent J. Mullarkey	59	Director
Stephen G. Pearse	49	Director

Anil Singhal co-founded the Company in June 1984 and has served as our Chairman, President, Chief Executive Officer, and Director since January 2007. Before then, Mr. Singhal served as President, Chief Executive Officer, Treasurer, and Director since January 2001. From July 1993 to December 2000, Mr. Singhal served as our Chairman, Chief Executive Officer, and Treasurer. Mr. Singhal has served as a director since our inception.

Michael Szabados has served as our Chief Operating Officer since April 2007. Before that, he served as Senior Vice President, Product Operations since January 2001.

David P. Sommers has served as our Senior Vice President, General Operations, Chief Financial Officer, Treasurer, and Secretary since April 2007. Before that, he served as Vice President, General Operations and Chief Financial Officer since January 2001.

John W. Downing has served as our Senior Vice President, Worldwide Sales Operations since April 2007. Before that, he served as Vice President, Worldwide Sales Operations since September 2000.

Jeffrey R. Wakely has served as our Vice President, Finance and Chief Accounting Officer since October 2005. From February 2002 to October 2005, he was Chief Financial Officer at SiteScape, Inc., a provider of collaboration software solutions. Prior to that, he was the Vice President of Finance at Enermetrix, Inc., a provider of energy technology services.

Victor A. DeMarines has been a NetScout director since June 2004. From 1962 until his retirement in 2000, Mr. DeMarines was the President and Chief Executive Officer of MITRE Corporation, a not-for-profit organization that manages Federally Funded Research and Development Centers for the Department of Defense, Federal Aviation Administration, and Internal Revenue Service. Mr. DeMarines continues to serve as a member of the Board of Trustees and of the Executive Committee and as Chairman of the Technology Committee of MITRE Corporation. Since 2002, he has been a member of the Board of Directors and the Stock Option Committee and the Chairman of the Audit Committee of Verint Systems Inc., a publicly-held provider of systems for security applications and enterprise business intelligence. Since May 2006, he has also been a member of the Board of Directors of GVI Security Solutions, Inc., a publicly-held provider of video surveillance and security solutions to the professional, homeland security, retail and business-to-business security markets.

John R. Egan has been a NetScout director since October 2000. Mr. Egan is a founding managing partner of Egan-Managed Capital, a Boston-based venture capital fund specializing in New England-based, information technology, and early-stage investments. Since 1992, he has been a member of the Board of Directors at EMC Corporation, a publicly-held provider of computer storage systems and software.

Joseph G. Hadzima, Jr. has been a NetScout director since July 1998. Mr. Hadzima has been a Managing Director of Main Street Partners, LLC, a venture capital investing and technology commercialization company, since April 1998. Mr. Hadzima is also a Senior Lecturer at MIT Sloan School of Management.

Stuart M. McGuigan has been a NetScout director since August 2005. Since 2004, Mr. McGuigan has served as Senior Vice President and Chief Information Officer for Liberty Mutual Insurance Group. Prior to this, Mr. McGuigan served as Senior Vice President, Information Services for Medco Health/Merck Medco Managed Care L.L.C. from 2002 to 2004, and as Senior Vice President, Information Strategy and Development from 1999 to 2002.

Vincent J. Mullarkey has been a NetScout director since November 2000. Since May 2005, he has been a member of the Board of Directors and the Chairman of the Audit Committee of webMethods. Mr. Mullarkey was the Senior Vice President, Finance and Chief Financial Officer of Digital Equipment Corporation from 1994 until his retirement in September 1998. Since leaving Digital Equipment Corporation, Mr. Mullarkey has also been involved with several companies in the real estate industry.

Stephen G. Pearse has been a NetScout director since May 2007. He is a private investor and has been a principal with investment firms Yucatan Rock, Inc. and Common Angels since 2001 and 2005, respectively.

There are no family relationships among any of our executive officers and directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of the Record Date by each beneficial owner of more than 5% of our common stock, each executive officer named in the Summary Compensation Table, each director, and all executive officers and directors as a group.

Unless otherwise noted, the address of each person listed on the table is c/o NetScout Systems, Inc., 310 Littleton Road, Westford, MA 01886, and each person has sole voting and investment power over the shares shown as beneficially owned, except to the extent authority is shared by spouses under applicable law or as otherwise noted below.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or the SEC. Shares of common stock issuable by the Company to a person or entity named below pursuant to options which may be exercised within 60 days of the Record Date or restricted stock units which may vest within 60 days of the Record Date are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person or entity. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person or entity.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned
Anil K. Singhal(1)	2,932,779	9.0%
Narendra V. Popat(2)	2,288,232	7.0%
David P. Sommers(3)	336,951	1.0%
Michael Szabados(4)	200,689	*
John W. Downing(5)	172,701	*
Victor A. DeMarines(6)	29,672	*
John R. Egan(7)	59,672	*
Joseph G. Hadzima, Jr.(8)	201,009	*
Vincent J. Mullarkey(9)	79,672	*
Stuart McGuigan(10)	11,022	*
Stephen Pearse(11)	1,375	*
Jeffrey R. Wakely	1,279	*
TA Entities(12)	3,322,113	10.2%
c/o TA Associates, Inc.
125 High Street
Boston, MA 02110
Brown Capital Management, Inc.(13)	2,959,462	9.1%
1201 N. Calvert Street
Baltimore, MD 21202
Jyoti Popat(14)	2,424,333	7.5%
All executive officers and directors as a group (12 persons)(15)	6,315,053	18.9%

*	Less than 1% of the outstanding common stock.
(1)	Includes an aggregate of 457,233 shares held in trust for the benefit of Mr. Singhal’s children; Mr. Singhal is one of two trustees of each such trust. Includes 340,000 shares held by a family limited partnership, of which Mr. Singhal and his spouse are the general partners, and trusts for the benefit of their children are the limited partners. Does not include 1,190,972 shares held by a trust of which Mr. Singhal’s spouse is deemed to be the beneficial owner and 1,000,000 shares held in a grantor retained annuity trust for the benefit of Mr. Singhal’s spouse.
(2)

Includes an aggregate of 336,557 shares held in trust for the benefit of Mr. Popat’s children; Mr. Popat is one of two trustees of each such trust. Includes 340,000 shares held by a family limited partnership, of which Mr. Popat and his spouse are the general partners, and trusts for the benefit of their children are the limited partners. Includes 155,980 shares held by the Hope Foundation USA—Investment Trust; Mr. Popat and his spouse are trustees of such trust. Does not include an aggregate of 136,056 shares held in trust for the benefit of Mr. Popat’s children; Mr. Popat’s spouse is one of two trustees of each such trust. Does not include 130,000 shares held by the Popat Family Trust. Does not include 1,792,297 shares held by a trust of which Mr. Popat’s spouse is deemed to be the beneficial owner and 589,646 shares held in a grantor retained annuity trust for the benefit of Mr. Popat’s spouse.

(3)	Includes 325,000 shares issuable upon the exercise of options exercisable within 60 days of July 16, 2007.
(4)	Includes 168,438 shares issuable upon the exercise of options exercisable within 60 days of July 16, 2007. Includes 1,900 shares owned by Mr. Szabados’ daughters. Mr. Szabados disclaims beneficial ownership of the shares held by his daughters.
(5)	Includes 153,750 shares issuable upon the exercise of options exercisable within 60 days of July 16, 2007.
(6)	Includes 20,000 shares issuable upon the exercise of options exercisable within 60 days of July 16, 2007 and 4,137 shares issuable upon the vesting of restricted stock units within 60 days of July 16, 2007.
(7)	Includes 50,000 shares issuable upon the exercise of options exercisable within 60 days of July 16, 2007 and 4,137 shares issuable upon the vesting of restricted stock units within 60 days of July 16, 2007.
(8)	Includes 110,000 shares issuable upon the exercise of options exercisable within 60 days of July 16, 2007 and 4,137 shares issuable upon the vesting of restricted stock units within 60 days of July 16, 2007. The shares deemed to be beneficially owned by Mr. Hadzima do not include an aggregate of 41,328 shares held in trust for the benefit of Mr. Hadzima’s children.
(9)	Includes 50,000 shares issuable upon the exercise of options exercisable within 60 days of July 16, 2007 and 4,137 shares issuable upon the vesting of restricted stock units within 60 days of July 16, 2007.
(10)	Includes 1,350 shares issuable upon the exercise of options exercisable within 60 days of July 16, 2007 and 4,137 shares issuable upon the vesting of restricted stock units within 60 days of July 16, 2007.
(11)	Includes 1,375 shares issuable upon the vesting of restricted stock units within 60 days of July 16, 2007.
(12)	Based solely on a Schedule 13G filed with the SEC on February 2, 2005 as supplemented by Form 4s filed with the SEC on July 13, 2007. Includes 2,516,162 shares held by TA/Advent VIII L.P.; 658,066 shares held by Advent Atlantic & Pacific III L.P.; 66,684 shares held by TA Executives Fund LLC; and 70,193 shares held by TA Investors LLC. TA/Advent VIII L.P., Advent Atlantic & Pacific III L.P., TA Executives Fund LLC and TA Investors LLC are part of an affiliated group of investment partnerships referred to, collectively, as the TA Entities. The general partner of TA/Advent VIII L.P. is TA Associates VIII LLC. The general partner of Advent Atlantic & Pacific III L.P. is TA Associates AAP III Partners L.P. TA Associates, Inc. is the general partner of TA Associates AAP III Partners L.P. and is the sole manager of TA Associates VIII LLC, TA Executives Fund LLC and TA Investors LLC. In such capacity, TA Associates, Inc., through an executive committee, exercises sole voting and investment power with respect to all shares held of record by the named investment partnerships; individually, no stockholder, director or officer of TA Associates, Inc. is deemed to have or share such voting or investment power. Also includes 1,008 shares held directly by TA Associates, Inc. and 26,837 shares held by High Street Partners L.P., a general partnership whose individual general partners have voting and investment power over the shares beneficially owned by such general partner.
(13)	Based solely on a Schedule 13G/A filed with the SEC on February 6, 2006.
(14)	Includes 340,000 shares held by a family limited partnership, of which Mrs. Popat and her spouse are the general partners, and trusts for the benefit of their children are the limited partners. Includes 136,056 shares held in trust for the benefit of Mrs. Popat’s children; Mrs. Popat is a trustee of each such trust. Includes 155,980 shares held by the Hope Foundation USA—Investment Trust; Mrs. Popat and her spouse are trustees of such trust. Does not include an aggregate of 589,646 shares held in a grantor retained annuity trust for the benefit of Mrs. Popat. Does not include 130,000 shares held by the Popat Family Trust. Does not include 1,455,695 shares held by a trust of which Mrs. Popat’s spouse is deemed the beneficial owner. Does not include an aggregate of 336,557 shares held in trust for the benefit of Mrs. Popat’s children; Mrs. Popat’s spouse a trustee of each such trust.
(15)	Includes an aggregate of 878,538 shares issuable upon exercise of options exercisable within 60 days of July 16, 2007 and an aggregate of 22,060 shares issuable upon the vesting of restricted stock units within 60 days of July 16, 2007.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has determined that each of Messrs. DeMarines, Egan, Hadzima, McGuigan, Mullarkey, and Pearse is independent within the meaning of our director independence standards and the director independence standards of The NASDAQ Stock Market, Inc., or NASDAQ. Furthermore, our Board of Directors has determined that each member of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee of our Board of Directors is independent within the meaning of the Company’s, NASDAQ’s, and the SEC’s independence standards, as applicable.

Executive Sessions of Independent Directors

Our Board of Directors holds executive sessions of the independent members of our Board following each regularly scheduled in-person meeting of our Board of Directors. Executive sessions do not include any directors who are not independent within the meaning of the Company’s and NASDAQ’s director independence standards, and the Lead Independent Director, currently Mr. Egan, is responsible for chairing the executive sessions.

Policies Governing Director Nominations

Director Qualifications

Our Nominating and Corporate Governance Committee is responsible for reviewing with our Board of Directors from time to time the appropriate qualities, skills, and characteristics desired of Board members in the context of the needs of the business and current make-up of our Board of Directors. This assessment includes consideration of the following minimum qualifications that our Nominating and Corporate Governance Committee believes must be met by all directors:

•	Directors must be individuals of the highest ethical character and integrity and share our values as reflected in our Code of Business Conduct;

•	Directors must have reputations, both personal and professional, consistent with our image and reputation;

•	Directors must be free of conflicts of interest that would interfere with the proper performance of the responsibilities of a director;

•	Directors must have the ability to exercise sound business judgment;

•	Directors must be willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and/or committee member, as the case may be;

•

Directors must have substantial business or professional experience and expertise and be able to offer meaningful and practical advice and guidance to our management based on that experience and expertise; and

•	Directors must have a commitment to enhancing stockholder value.

The Nominating and Corporate Governance Committee also considers numerous other qualities, skills, and characteristics when evaluating director nominees, such as:

•

An understanding of and experience in the network performance management solutions market, the market for networking solutions generally and related accounting, legal, finance, product, sales and/or marketing matters;

•

Experience on other public or private company boards, unless a director otherwise provides complementary capabilities or qualifies as an “audit committee financial expert” under the rules of the SEC; and

•	Leadership experience with public companies or other major organizations.

Board members are expected to prepare for, attend, and participate in Board meetings and meetings of committees on which they serve. In addition, directors must stay abreast of our business and markets.

Process for Identifying and Evaluating Director Nominees

The Board of Directors is responsible for nominating persons for election as directors of the Company. Our Board of Directors delegates the selection and nomination process to our Nominating and Corporate Governance Committee, with the expectation that other members of our Board of Directors, and of management, will be requested to take part in the process as appropriate.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by stockholders, or through such other methods as our Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, our Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks, or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate in light of the criteria set forth above or established by the Nominating and Corporate Governance Committee from time to time, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for our Board’s approval as director nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates for the Board’s appointment to the committees of our Board of Directors.

Procedures for Recommendation of Director Nominees by Stockholders

The Nominating and Corporate Governance Committee will consider director candidates who are recommended by our stockholders. Stockholders, in submitting recommendations for director candidates to the Nominating and Corporate Governance Committee, shall adhere to the following procedures:

The Nominating and Corporate Governance Committee must receive any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting.

Such recommendation for nomination must be in writing and include the following information:

•	Name and address of the stockholder making the recommendation, as they appear on our books and records, and the name and address of such record holder’s beneficial owner;

•	Number of shares of our capital stock that are owned beneficially and held of record by such stockholder and such beneficial owner;

•	Name of the individual recommended for consideration as a director nominee;

•

All other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or the Exchange Act (including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by our Board of Directors and elected); and

•	A written statement from the stockholder making the recommendation stating why such recommended candidate meets our criteria and would be able to fulfill the duties of a director.

Nominations must be sent to the attention of NetScout’s Director, Investor Relations by mail, fax, or email:

By U.S. mail (including courier or other expedited delivery service): NetScout Systems, Inc., 310 Littleton Road, Westford, MA 01886 Attn: Director, Investor Relations

By facsimile: (978) 614-4004, Attn: Director, Investor Relations

By email: ir@netscout.com

Our Director, Investor Relations will promptly forward any such nominations to the Nominating and Corporate Governance Committee. As a requirement to being considered as a director for nomination to our Board of Directors, a candidate will need to satisfy the following minimum requirements:

•	A candidate must undergo a comprehensive private investigation background check from a qualified company of our choosing; and

•	A candidate must complete a detailed questionnaire regarding his or her experience, background, and independence.

Once the Nominating and Corporate Governance Committee receives the nomination of a candidate and the candidate has satisfied the minimum requirements above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to our Board of Directors.

Policy Governing Security Holder Communications with the Board of Directors

The Board of Directors provides to every stockholder the ability to communicate with the Board of Directors as a whole and with individual directors through an established process for security holder communication (as that term is defined by the rules of the SEC) as follows:

For communications directed to the Board of Directors as a whole, stockholders may send such communications to the attention of the Chairman of the Board by one of the three methods listed below:

(1)	By U.S. mail (including courier or other expedited delivery service):
NetScout Systems, Inc.
310 Littleton Road
Westford, MA 01886
Attn: Chairman of the Board, c/o Director, Investor Relations

(2)	By facsimile:
(978) 614-4004
Attn: Chairman of the Board, c/o Director, Investor Relations

(3)	By email:
ir@netscout.com

For stockholder communications directed to an individual director in his or her capacity as a member of the Board of Directors, stockholders may send such communications to the attention of the individual director via one of the three methods listed below:

(1)	By U.S. mail (including courier or other expedited delivery service):
NetScout Systems, Inc.
310 Littleton Road
Westford, MA 01886
Attn: [Individual Director], c/o Director, Investor Relations

(2)	By facsimile:
(978) 614-4004
Attn: [Individual Director], c/o Director, Investor Relations

(3)	By email:
ir@netscout.com

We will forward any such stockholder communications to the Chairman of our Board, as a representative of our Board of Directors, and/or to the director to whom the communication is addressed, on a periodic basis. We will forward such communications by certified U.S. mail to an address specified by each director and the Chairman of the Board for such purposes or by secure electronic transmission.

Policy Governing Director Attendance at Annual Meetings of Stockholders

Our policy is that one of the regularly scheduled in-person meetings of our Board of Directors will be scheduled on the same day as our annual meeting of stockholders, and all directors are encouraged to attend our annual meeting of stockholders. All but one member of our Board of Directors attended the Annual Meeting of Stockholders held on September 13, 2006.

Code of Ethics

We have adopted a code of ethics as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act, which applies to all of the employees, officers, and directors of the Company and our subsidiaries, including our principal executive officer, principal financial officer, principal accounting officer and controller, and persons performing similar functions. A current copy of the Code of Business Conduct is available at the Corporate Governance section of our website at http://www.netscout.com/investors/. NetScout intends to disclose amendments to or waivers from provisions of the Code of Business Conduct that apply to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions, by posting such information on our website, available at http://www.netscout.com/investors/.

For more corporate governance information, you are invited to visit the Corporate Governance section of our website, available at http://www.netscout.com/investors/. Contents of our website are not part of or incorporated by reference into this proxy statement.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

The Board of Directors met 12 times and took action by written consent two times during the fiscal year ended March 31, 2007. Each of the directors attended at least 75% of the total number of meetings of our Board of Directors and the committees on which they served during fiscal year 2007. The Board of Directors has standing Audit, Compensation, Nominating and Corporate Governance, Finance, and Equity Compensation Committees.

Audit Committee

The Audit Committee of the Board of Directors, of which Messrs. DeMarines, Egan, Hadzima, and Mullarkey are currently the only members, is responsible for (1) reviewing and overseeing the financial reports provided by us to the SEC, our stockholders, or to the general public, and our accounting policies, internal accounting controls, internal control over financial reporting, auditing functions, and financial reporting practices; (2) ensuring the independence of the independent auditor and thereby furthering the integrity of our financial reporting; and (3) establishing procedures designed to facilitate the receipt, retention, and handling of complaints regarding disclosure controls and procedures, internal control over financial reporting and accounting, internal accounting control or auditing matters, and the receipt of confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters. A current copy of the Audit Committee Charter is available at the Corporate Governance section of our website at http://www.netscout.com/investors/. The Audit Committee met eight times and took action by written consent one time during the fiscal year ended March 31, 2007. Mr. Mullarkey serves as the Chairman of the Audit Committee and qualifies as an “audit committee financial expert” under the rules of the SEC. Our Board of Directors has determined that each member of our Audit Committee, including Mr. Mullarkey, is independent within the meaning of the Corporation’s and NASDAQ’s director independence standards and the SEC’s heightened director independence standards for audit committee members.

Compensation Committee

The Compensation Committee, of which Messrs. Egan, Hadzima, and McGuigan are currently the only members, is responsible for discharging the responsibilities of the Board of Directors relating to the compensation of our executives, administering our incentive compensation and stock plans, reviewing and making recommendations with respect to our benefit plans and human resource activities, and reviewing with our management and recommending for inclusion in our proxy statements and incorporation by reference in our Annual Reports on Form 10-K the Compensation Disclosure and Analysis. A current copy of the Compensation Committee Charter is available at the Corporate Governance section of our website at http://www.netscout.com/investors/. Our Compensation Committee met eight times during the fiscal year ended March 31, 2007. Mr. Hadzima serves as the Chairman of the Compensation Committee. The Board of Directors has determined that each member of our Compensation Committee is independent within the meaning of the Corporation’s and NASDAQ’s director independence standards.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, of which Messrs. DeMarines, Egan, and Hadzima are currently the only members, is responsible for identifying individuals qualified to become members of our Board of Directors, recommending to our Board of Directors the director nominees for election, and monitoring compliance with and periodically reviewing our Code of Business Conduct and Corporate Governance Guidelines. The Nominating and Corporate Governance Committee may also, in its discretion, consider nominees recommended by our stockholders. A current copy of the Nominating and Corporate Governance Committee Charter is available at the Corporate Governance section of our website at http://www.netscout.com/ investors/. Our Nominating and Corporate Governance Committee met two times and took action by written consent one time during the fiscal year ended March 31, 2007. Mr. Egan serves as the Chairman of the Nominating and Corporate Governance Committee. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the Company’s and NASDAQ’s director independence standards.

Finance Committee

The Finance Committee, of which Mr. Mullarkey, Mr. DeMarines, Mr. Hadzima and Mr. Egan are currently the only members, considers strategic growth initiatives and other opportunities that may become available to the Company from time to time. During the fiscal year ended March 31, 2007, the Finance Committee met seven times.

Equity Compensation Committee

The Equity Compensation Committee, of which Mr. Singhal is currently the only member, is responsible for granting equity-based awards under our equity incentive plans to employees and consultants who are not executive officers or directors of the Company and to generally exercise rights similar to those held by our Compensation Committee with respect to those grants. The Equity Compensation Committee operates under guidelines established by the Board of Directors and reports all options granted at each regularly scheduled meeting of our Board of Directors. The Equity Compensation Committee took action by written consent 12 times during the fiscal year ended March 31, 2007.

Report of Audit Committee of the Board of Directors

This report is submitted by the Audit Committee of the Board of Directors, which reviews with the Corporation’s management and independent registered public accounting firm the annual consolidated financial statements and such firm’s opinion thereon, reviews the results of the integrated audit of the Corporation’s annual consolidated financial statements and management’s assessment of internal control over financial reporting, evaluates the effectiveness of the independent auditors, recommends the retention of or potential change in the independent auditors to the Board of Directors and reviews the Corporation’s accounting policies, disclosure controls and procedures and internal control over financial reporting. The Audit Committee is currently comprised of Messrs. DeMarines, Egan, Hadzima, and Mullarkey, and each is independent within the meaning of the Corporation’s, SEC, and NASDAQ’s director independence standards. Mr. Mullarkey serves as the Chairman of the Audit Committee and is an audit committee financial expert as defined by the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors. This charter is reviewed and reassessed annually.

The Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the Corporation’s financial statements and the financial reporting process, including disclosure controls and procedures and internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 with management, including a discussion of the quality, not just the acceptability, of the implementation of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and reviewed the Corporation’s disclosure controls and procedures and internal control over financial reporting, including management’s assessment of the effectiveness of its internal control over financial reporting.

The Audit Committee reviewed the results of the integrated audit with the independent auditors who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America and on management’s assessment of, and the effective operation of, the Corporation’s internal control over financial reporting as of March 31, 2007, in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee also reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Corporation’s selection and implementation of accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee also discussed with the independent auditors the auditors’ independence from management and the Corporation, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of any non-audit services with the auditors’ independence.

The Audit Committee discussed with the Corporation’s management and independent auditors the overall plan for the integrated audit. The Audit Committee meets consistently throughout the year with the independent auditors, with and without management present, to discuss the results of their examinations, their assessment of the Corporation’s internal control over financial reporting, and the overall quality of the Corporation’s financial reporting. The Audit Committee held eight meeting and acted once by written consent during fiscal year 2007.

The Audit Committee has reviewed the audited consolidated financial statements of the Corporation at March 31, 2007 and for each of the three fiscal years then ended with both management and PricewaterhouseCoopers LLP, the Corporation’s independent registered public accounting firm. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees), as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with PricewaterhouseCoopers LLP that firm’s independence. Based on its review of the Corporation’s consolidated financial statements and these discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007.

Respectfully submitted by the Audit Committee

Vincent J. Mullarkey, Chairman

Victor A. DeMarines

John R. Egan

Joseph G. Hadzima, Jr.

COMPENSATION AND OTHER INFORMATION

CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation Summary

The following summary compensation table sets forth the total compensation paid or accrued for the fiscal year ended March 31, 2007 to our Chief Executive Officer, Chief Financial Officer, former Chairman of the Board and Secretary, and each of our three other most highly compensated executive officers during the fiscal year ended March 31, 2007. The executives listed below may be referred to as the “Named Executive Officers.”

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Restricted Stock Unit Awards(2) ($)	Change in Pension Value(3) ($)	All Other(4) Compensation ($)	Total ($)
Anil K. Singhal Chairman, CEO and President	2007	261,154	162,500	—	71,000	55,913	550,567

Narendra V. Popat Former Chairman	2007	226,261	162,500	—	1,337,000	46,986	1,772,747

David P. Sommers Senior VP and CFO	2007	210,000	80,000	—	—	—	290,000

Michael Szabados COO	2007	210,000	80,000	—	—	10,064	300,064

John W. Downing(1) Senior VP, Worldwide Sales Operations	2007	157,500	170,540	—	—	—	328,040

Jeffrey R. Wakely VP, Finance and CAO	2007	167,308	30,000	—	—	—	197,308

(1)	The information presented for Mr. Downing under the “Bonus” column consists of Sales Commissions.
(2)	We did not make any restricted stock unit or option grants during the fiscal year ended March 31, 2007 to any of our Named Executive Officers. When granted, restricted stock units vest over four years and are valued based upon the closing market price of our common stock at the date of grant. Due to new accounting pronouncements applicable to stock-based awards, we use and expect to continue to use restricted stock and restricted stock unit awards as the most common form of stock-based awards granted under our equity incentive plans.
(3)	Change in Pension Value for Mr. Singhal represents vesting in fiscal 2007 towards a future retirement benefit. Total future payments for severance and health benefits are projected at $1,357,000 and vest over 4 years 8 months beginning in the fourth quarter of the fiscal year ended March 31, 2007. Change in Pension Value for Mr. Popat represents the present value of a fully vested retirement benefit that will be paid out to Mr. Popat over 7 years beginning in the second quarter of the fiscal year ending March 31, 2008. Total future payments for severance and health benefits are projected at $1,591,000. Mr. Popat retired in January 2007.
(4)	See the All Other Compensation Table below for additional information.

Option Awards. We did not make any option grants during the fiscal year ended March 31, 2007 to any of our Named Executive Officers. Due to new accounting pronouncements applicable to stock-based awards, we have begun to use and expect to continue to use restricted stock unit awards for our stock-based awards in lieu of option grants and have therefore omitted this column.

Non-Equity Incentive Plan Compensation. We currently do not have any non-equity incentive compensation plans for any of our Named Executive Officers and have therefore omitted the corresponding columns.

Nonqualified Deferred Compensation Earnings. We currently do not provide a non-qualified defined contribution plan or other deferred compensation plan to any of our Named Executive Officers.

All Other Compensation Table

Name and Principal Position	Car Usage ($)	Financial and Legal Counseling ($)	401(K) Match ($)	Other(1) ($)	Total ($)
Anil K. Singhal	9,145	39,659	6,450	660	55,913
Narendra V. Popat	6,358	33,236	6,450	942	46,986
Michael Szabados	—	2,000	6,450	1,614	10,064

(1)	This column reports the total amount of other benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of All Other Compensation for the Named Executive Officer. These other benefits include: the value of supplemental life insurance premiums and spousal attendance at company sponsored events.

Grants of Plan Based Awards Table. We do not have any Plan Based Awards for any of our Named Executive Officers and have therefore omitted this table.

Outstanding Equity Awards at Fiscal Year End Table

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Anil K. Singhal	—	—	—	—	—	—	—

Narendra V. Popat	—	—	—	—	—	—	—

David P. Sommers	6/13/2003	250,000	—	4.22	4/25/2010	—	—
	6/13/2003	25,000	—	4.22	7/17/2012	—	—
	6/27/2001	50,000	—	5.26	6/27/2011	—	—
	1/24/2006	—	—	—	—	14,269	129,134

Michael Szabados	7/17/2002	50,000	—	4.30	7/17/2012	—	—
	6/27/2001	11,250	—	5.26	6/27/2011	—	—
	4/25/2000	75,000	—	13.44	4/25/2010	—	—
	1/25/2000	32,188	—	28.94	1/25/2010	—	—
	9/19/1997	31,600	—	2.50	9/19/2007	—	—
	1/24/2006	—	—	—	—	14,269	129,134

John W. Downing	1/5/2004	20,000	—	7.85	1/15/2014	—	—
	6/13/2003	68,750	—	4.22	9/25/2010	—	—
	6/13/2003	25,000	—	4.22	12/1/2010	—	—
	6/27/2001	40,000	—	5.26	6/27/2011	—	—
	1/24/2006	—	—	—	—	14,269	129,134

Jeffrey R. Wakely		—	—	—	—	6,649	60,173

Equity Incentive Plan Awards. We do not have any equity incentive plans for any of our Named Executive Officers and have therefore omitted the corresponding columns.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Anil K. Singhal	—	—	—	—
Narendra V. Popat	—	—	—	—
David P. Sommers	—	—	4,756	39,624
Michael Szabados	38,000	212,491	4,756	39,342
John W. Downing	31,250	141,984	4,756	39,624
Jeffrey R. Wakely	—	—	2,216	17,750

Pension Benefits Table

Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Anil K. Singhal	3 months	71,000	—
Narendra V. Popat	—	1,337,000	—

In January of 2007, we entered into agreements with Mr. Singhal and Mr. Popat that provide retirement benefits to them. Mr. Singhal’s retirement benefit vests over 4 years and 8 months beginning in January 2007 at a rate of 1.5 years for every year of future service, prorated for any partial year. Total future payments for severance and health benefits assuming 100% vesting are projected at $1,357,000. This is an unfunded obligation. Mr. Popat’s retirement benefit is fully vested and will be paid out over 7 years beginning in July 2007. Total future payments for severance and health benefits are projected at $1,591,000. This is an unfunded obligation.

Non-Qualified Deferred Compensation Table

We do not provide a non-qualified defined contribution plan or other deferred compensation plan to any of our Named Executive Officers and have therefore omitted this table.

Director Compensation Table for Fiscal 2007

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Victor A. DeMarines	40,466	30,000	20,000	90,466
John R. Egan	54,683	30,000	20,000	104,683
Joseph G. Hadzima, Jr.	53,216	30,000	20,000	103,216
Stuart M. McGuigan	27,000	30,000	20,000	77,000
Vincent J. Mullarkey	50,466	30,000	20,000	100,466
Kenneth T. Schiciano(1)	6,875	—	—	6,875

(1)	Mr. Schiciano retired from the Board effective September 13, 2006.

Non-employee directors are compensated $15,000 annually for their services and also receive compensation of $1,500 for each regular Board of Directors meeting attended. The lead non-employee director also receives an additional annual retainer of $6,000. Non-employee directors receive $8,000 annually for serving on the Audit Committee, $2,000 annually for serving on the Finance Committee and $6,000 annually for serving on either the Compensation Committee or Nominating and Corporate Governance Committee. In addition, directors who are chairpersons of a particular committee are given additional annual compensation of $10,000 for the Audit Committee, $2,000 for the Finance Committee, and $6,000 for either the Compensation Committee or Nominating and Corporate Governance Committee. Finance Committee members receive $1,000 for each meeting attended in person and $750 for each meeting attended via telephone. Non-employee directors are also reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or of any committee thereof and for attendance at approved director education programs. Non-employee directors are granted annually equity-based awards in the form of restricted stock units representing $30,000 of NetScout common stock. In addition, upon the annual vesting of these restricted stock units the non-employee directors receive $20,000 to defray the corresponding tax liability. These restricted stock unit awards vest 100% on the date of our annual meeting provided that during such year, such director attends at least 75%, collectively, of the meetings of the Board and any committee of the Board of which such director is a member. In the event that the foregoing attendance requirements are not met, then 100% of these restricted stock units will vest on the third anniversary of the date of grant. No other equity awards are given to our directors.

Stock Plans

1990 Stock Option Plan. Our 1990 Stock Option Plan was adopted by the Board of Directors and approved by our stockholders on October 4, 1990. In general, options granted pursuant to the 1990 Stock Option Plan are exercisable within ten years of the original grant date and become exercisable over a period of four years from a specific date; an additional 25% of unexercisable options will become exercisable immediately prior to the closing of a merger, acquisition, business combination, or similar transaction which results in our existing stockholders owning less than 50% of our equity securities or assets. Options are not assignable or transferable except by will or the laws of descent or distribution. We have a right of repurchase for shares issued upon the exercise of options under certain circumstances, including unauthorized transfers of shares and termination of the optionee’s relationship with us in certain situations. As of the Record Date, options to purchase an aggregate of 150,278 shares of common stock at a weighted average exercise price of $4.75 per share were outstanding under the 1990 Stock Option Plan. No additional option grants will be made under the 1990 Stock Option Plan.

1999 Stock Option and Incentive Plan. Our 1999 Stock Option and Incentive Plan, as amended, or the 1999 Stock Option Plan, was adopted by the Board of Directors in April 1999 and was approved by our stockholders in June 1999. The 1999 Stock Option Plan provides for the grant of stock-based awards to our employees, officers and directors, consultants, or advisors. Under the 1999 Stock Option Plan, we may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, options not intended to qualify as incentive stock options, restricted stock, and other stock-based awards. Incentive stock options may be granted only to our employees. A total of 4,500,000 shares of common stock were originally reserved for issuance under the 1999 Stock Option Plan. In September 2001, at our annual meeting of stockholders, an additional 5,000,000 shares were approved, for a total of 9,500,000 shares reserved for issuance under the 1999 Stock Option Plan. The maximum number of shares with respect to which awards may be granted to any employee under the 1999 Stock Option Plan shall not exceed 1,000,000 shares of common stock during any calendar year.

The 1999 Stock Option Plan is administered by our Compensation Committee. Subject to the provisions of the 1999 Stock Option Plan, our Compensation Committee has the authority to select the persons to whom awards are granted and to determine the terms of each award, including the number of shares of common stock subject to the award. Payment of the exercise price of an award may be made in cash or, if approved by the Compensation Committee, shares of common stock, a combination of cash and stock, a promissory note or by any other method approved by the Compensation Committee. Unless otherwise permitted by the Compensation Committee, awards are not assignable or transferable except by will or the laws of descent and distribution and, during the participant’s lifetime, may be exercised only by the participant.

The 1999 Stock Option Plan provides, subject to certain conditions, that upon an acquisition of the Company, 25% of each unvested portion of any awards will accelerate and become exercisable, with the remaining 75% of each unvested portion to continue vesting throughout the term of such awards.

The Compensation Committee may, in its sole discretion, amend, modify or terminate any award granted or made under the 1999 Stock Option Plan, so long as such amendment, modification or termination would not materially and adversely affect the participant. The Compensation Committee may also provide that any option shall become immediately exercisable, in full or in part, or that any restricted stock granted under the 1999 Stock Option Plan shall be free of some or all restrictions.

As of the Record Date, options to purchase an aggregate of 2,991,111 shares of common stock at an average exercise price of $6.47 per share were outstanding under the 1999 Stock Option Plan, and we had granted restricted stock units representing 997,021 shares of common stock, with 567,536 shares outstanding. After adoption of the 2007 Plan, no additional grants shall be made under the 1999 Stock Option Plan.

1999 Employee Stock Purchase Plan, as amended. The 1999 Employee Stock Purchase Plan, as amended, or the 1999 Purchase Plan, was adopted by the Board of Directors in April 1999 and was approved by our stockholders in June 1999. The plan was amended by our Board of Directors on January 17, 2001, July 18, 2001, and April 29, 2003. A total of 500,000 shares of common stock were originally reserved for issuance under the 1999 Purchase Plan. In September 2003, at our annual meeting, an additional 750,000 shares were approved, for a total of 1,250,000 shares reserved for issuance under the 1999 Purchase Plan. The Board of Directors suspended the 1999 Purchase Plan as of October 31, 2005.

1997 and 2000 Incentive Plans. Upon the consummation of our acquisition of NextPoint Networks, Inc., or NextPoint, we assumed NextPoint’s 1997 Stock Incentive Plan and 2000 Stock Incentive Plan or, collectively, the NextPoint Plans, and all outstanding options which had been issued pursuant to each plan. Options to purchase shares of NextPoint common stock were converted into options to purchase shares of our common stock. In general, options granted pursuant to the 1997 Stock Incentive Plan or the 2000 Stock Incentive Plan are not transferable or assignable except by will or the laws of descent and distribution. The 1997 Stock Incentive Plan provided that all outstanding options become immediately exercisable upon the consummation of the NextPoint acquisition. However, certain NextPoint option holders executed an agreement providing that (i) only 50% of such option holder’s options would become exercisable immediately following the acquisition and (ii) the remainder of the unexercisable options would become exercisable in equal quarterly amounts over the two years following the acquisition. Under the 2000 Stock Incentive Plan, options generally become exercisable over a four-year period from a specific date. As of the Record Date, options to purchase an aggregate of 47,874 shares of our stock at a weighted average exercise price of $3.19 were outstanding under the 1997 Stock Incentive Plan and options to purchase an aggregate of 4,558 shares of our common stock at a weighted average exercise price of $8.83 were outstanding under the 2000 Stock Incentive Plan. No additional option grants will be made under the 1997 Stock Incentive Plan or the 2000 Stock Incentive Plan.

The following table sets forth securities authorized for issuance under our stock option plans:

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Plan category
Equity compensation plans approved by security holders	3,761,362	$6.34	5,696,646
Equity compensation plans not approved by security holders	—	—	—

Total	3,761,362	$6.34	5,696,646

401(k) Plan

We maintain a 401(k) plan qualified under Section 401 of the Code. All of our employees who are at least 21 years of age and work at least 20 hours per week are eligible to participate in the 401(k) plan. Under the 401(k) plan, a participant may contribute a maximum of 60% of his or her pre-tax salary, commissions and bonuses through payroll deductions, up to the statutorily prescribed annual limit, which was $15,000 (or $20,000 for individuals at least 50 years of age) in calendar year 2006, to the 401(k) plan. The percentage elected by more highly compensated participants may be required to be lower. At the discretion of our Board of Directors, we may make matching contributions to the 401(k) plan. During the plan year ended December 31, 2006, we matched $0.50 for each $1.00 of employee contributions up to 6% of compensation. Our contributions vest at a rate of 25% per year of service. In addition, at the discretion of our Board of Directors, we may make profit-sharing contributions to the 401(k) plan for all eligible employees. During the plan year ended December 31, 2006, we made no profit-sharing contributions to the 401(k) plan.

Employment Agreements

We entered into an employment agreement with Mr. Singhal and a separation agreement with Mr. Popat, as discussed below.

Transactions with Management and Others

Narendra Popat, our co-founder and outgoing Chairman of our Board of Directors, retired, effective January 19, 2007. In connection with his retirement, we entered into a separation agreement with Mr. Popat, whereupon Mr. Popat became an advisor, through January 2010, to our Chief Executive Officer. The separation agreement provides for the payment of severance of $16,000 per month, along with continued health and dental benefits, until Mr. Popat, age 57, reaches the age of 65. Should Mr. Popat die before the age of 65, the balance of any such severance payments due Mr. Popat would be paid to his estate in one lump sum payment equal to the net present value of such remaining monthly payments.

Upon Mr. Popat’s retirement, Mr. Singhal assumed the role of Chairman of our Board of Directors, effective January 19, 2007. In conjunction with his additional responsibilities, we entered into a new employment agreement with Mr. Singhal, which provides that he will receive an annual base salary of at least $300,000. The employment agreement provides for a three-year term commencing January 19, 2007 with automatic one-year renewals. During the term of this agreement, Mr. Singhal will also be eligible to receive an annual bonus based on company performance and individual objectives. The employment agreement is terminable at will by either party and provides that if we elect not to renew the agreement for any reason, or if Mr. Singhal’s employment is terminated by us without due cause as defined in the agreement, by Mr. Singhal at any time following the consummation of a sale of the Company, or upon the death or disability of Mr. Singhal, Mr. Singhal, or his estate, is entitled to receive in a lump sum, a payment equal to the net present value of $16,000 per month for seven years. If Mr. Singhal terminates his employment with us for any reason prior to the consummation of a sale of the Company, he is entitled to such lump sum payment for the period for which his severance benefits have vested (not to exceed seven years). Mr. Singhal will also receive continued health and dental benefits during such period. Mr. Singhal’s severance benefits will vest at a rate of 1.5 years for every year of future service, prorated for any partial year.

We have an agreement with Mr. Sommers under which we will pay Mr. Sommers severance equal to 12 months of his base salary, over a six month period beginning six months after termination, if we terminate him without “due cause,” as defined in the agreement, or if Mr. Sommers terminates his employment with us for “good reason,” as defined in the agreement.

Each of these agreements was approved by a majority of our Board of Directors and by a majority of the disinterested members of our Board of Directors. All future transactions, if any, with our executive officers, directors, and affiliates will be on terms no less favorable to us than could be obtained from unrelated third parties and will be approved by a majority of our Board of Directors and by a majority of the disinterested members of our Board of Directors.

Compensation Discussion and Analysis

Overview

NetScout’s executive officer compensation program is designed to increase shareholder value by developing a talent-rich organization with the necessary ability, integrity, and drive to advance the strategic goals of the company. It does so by following a process that is designed to retain and advance talented executives, align management’s interest with that of stockholders, and increase the company’s long term profitability. These objectives support the goal of increasing shareholder value. The company and the Compensation Committee weigh the appropriate mix of compensation elements, including the allocation between cash and equity, for each executive officer to help achieve those objectives.

Compensation Philosophy

NetScout uses its compensation program to achieve the following objectives:

•	To provide compensation that attracts, motivates, and retains the best talent and highest caliber people possible to serve the company’s customers and achieve its strategic objectives.

•	To align management’s interest with the success of the company, including by linking compensation and performance, based on the attainment of both company goals and individual goals.

•	To align management’s interest with stockholders by including long-term equity incentives.

•	To increase profitability of the company and, accordingly, increase stockholder value.

NetScout periodically considers its compensation philosophy and formally reviews it with the Compensation Committee in connection with the annual review and approval of executive officer compensation.

Performance Incentives and Targets

In support of its emphasis on performance based incentives, NetScout accrues the bonus pool for executive officers and for employees only after achievement of Board-approved, corporate performance targets, currently based on revenue and earnings growth. The Board considers the company-wide targets reasonably achievable, but, historically, the targets have sometimes not been met and no bonuses have accrued. NetScout and the Compensation Committee also set the annual performance goals for its executive officers for incentive compensation. While NetScout does not disclose specific operational or financial targets because those targets represent confidential, competitive information, NetScout considers the individual performance targets for incentive compensation achievable as part of overall company goals, discussed further below. The targets are objectives with company-wide impact in specific areas of responsibility for each executive. In addition, consideration is given to the executive’s success in managing underlying non-financial components that contribute to the company’s strength and growth, including investments in people, programs, and processes to power the company’s future growth. Individual target achievement, in conjunction with achievement of company goals, determines the amount of all cash bonus payments and equity awards. Overall, incentive compensation flows from attainment of performance goals that align with strategic objectives developed by the Chief Executive Officer and the Compensation Committee. The Chief Executive Officer makes recommendations to the Compensation Committee regarding compensation, recommendations that provide incentives to executive officers to drive the company’s strategic direction. The Compensation Committee reviews, discusses, and approves recommendations in light of the strategy. As discussed more fully below, the Compensation Committee determines the range and performance criteria for Mr. Singhal’s bonus, subject to the approval of the Board of Directors and in consultation with Mr. Singhal.

NetScout benchmarks compensation for executive officers. Benchmarking allows the company and the Compensation Committee to compare compensation paid to executive officers with comparable qualifications, experience, and responsibilities at similar companies. The set of peer companies is determined based on revenue, net income, number of employees, and similar industry. NetScout and the Compensation Committee believe the benchmark data is helpful but consider such information as part of a range of factors in determining appropriate compensation levels. For example, consideration is given as to whether peers exceeded or fell short of their publicly stated goals and the extent to which financial results were due to general market conditions, strategic decisions, or operating excellence. NetScout and the Compensation Committee use the benchmark data to inform their decisions, but the total compensation for an executive officer may vary from the peer group range based on such officer’s qualifications, experience, and responsibilities.

Compensation Policies

Overall

To achieve the objectives established in NetScout’s compensation philosophy, the company and the Compensation Committee have developed an executive compensation program comprised of cash compensation in the form of base salary, and, in the case of certain executive officers, annual incentive bonuses and long-term incentive awards in the form of equity incentive grants. The Compensation Committee evaluates the program at least annually to evaluate whether it supports NetScout’s long-term goals.

The Compensation Committee reviews the total mix and weighting of the elements of compensation, such as short-term versus long-term compensation and cash versus equity compensation, in light of the company’s overall compensation goals. For example, equity incentives are primarily designed to align management’s interests with that of stockholders over the longer term and are also examined, as discussed more fully below, with respect to their long-term motivational effect in light of the value of previous awards of equity incentives. Also as discussed more fully below, compensation for the Senior Vice President of Sales (previously Vice President of Sales) is structured differently than other executive officers. In addition to cash and equity compensation, the compensation program is comprised of various benefits, including medical insurance plans, NetScout’s 401(k) Plan, and the 1999 Stock Option Plan, which plans are generally available to all employees of NetScout. Executive officers are also eligible for life insurance policies that provide for three times cash compensation (salary and bonus) up to a $1 million cap, which differs from the two times salary and $500,000 cap available to non-sales employees and two times salary and commission and $500,000 cap available to sales employees.

The Compensation Committee has reviewed tally sheets summarizing all compensation for each executive officer in connection with awarding bonuses for fiscal year 2007 and setting overall compensation for fiscal year 2008 and expects to continue reviewing tally sheets at least annually in the future.

Base Salary

Base salary levels for each of NetScout’s executive officers, including the Chief Executive Officer, are generally set within the range of salaries that the Compensation Committee believes are paid to executive officers with comparable qualifications, experience, and responsibilities at similar companies, but in setting compensation levels the Compensation Committee takes into account NetScout’s past financial performance and future expectations, individual performance and experience, and past overall compensation levels. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a determination based on consideration of all of these factors as well as the progress made with respect to NetScout’s long-term goals and strategies. Salary decisions for NetScout’s executive officers are generally made near the beginning of each fiscal year.

Fiscal year 2007 base salaries were determined by the Compensation Committee after considering the base salary level of the executive officers in prior years and taking into account for each executive officer the amount of base salary as a component of total compensation. Base salary is reviewed annually and adjusted as deemed necessary by the Compensation Committee in determining total compensation to each executive officer. Base salary levels for each of NetScout’s executive officers, other than the Chief Executive Officer, are also based upon evaluations and recommendations made by the Chief Executive Officer, who applies his own judgment in making compensation decisions after reviewing the performance of the company, the performance of the executive officer against corporate and personal goals, the executive’s career with the company, and current and long-term compensation, among other factors. Neither the Compensation Committee nor the Chief Executive Officer relies on rigid compensation formulae in determining the amount or mix of compensation. The Chief Executive Officer and Director of Human Resources assist the Compensation Committee in approving recommendations with respect to executives other than the Chief Executive Officer. The other executives do not play a role in determining their compensation, other than in discussing their performance with the Chief Executive Officer.

Pursuant to his employment agreements with NetScout, Anil K. Singhal, NetScout’s Chief Executive Officer, received a base salary of $261,154 in the fiscal year ended March 31, 2007, calculated based on his previous employment agreement and new agreement entered into during NetScout’s fourth fiscal quarter, described below.

Mr. Singhal entered into a new employment agreement dated as of January 3, 2007, as amended, with a three year term that automatically renews each year unless either party elects to terminate the agreement. NetScout entered into the new agreement with Mr. Singhal because it wanted to provide Mr. Singhal appropriate incentives in light of additional responsibilities that he took on at the time of the retirement of Mr. Popat, NetScout’s other co-founder. Under the new agreement, Mr. Singhal will be paid an annual base salary of $300,000, which base may be increased as determined by the Compensation Committee and approved by the Board of Directors. In connection with this agreement, Mr. Singhal’s base salary increased to $300,000, from the $250,000 base salary that he had been paid since 1999.

Incentive Compensation

As noted above, the Chief Executive Officer and the named executive officers are eligible for bonuses only after the company meets or exceeds Board-approved targets, currently based on revenue and earnings growth, that are set to drive the Company’s business. The Board considers the company-wide targets reasonably achievable, but, historically, the targets have sometimes not been met and no bonuses have accrued. If the Company meets or exceeds the targets, the Chief Executive Officer and named executive officers are eligible for bonuses, but the amounts are based on individual goals, contribution to the company-wide goals, and other criteria, as discussed in this CD&A.

The Compensation Committee approved the amount of incentive compensation paid to each of the executive officers based on consideration of a number of factors that it deemed relevant to the executive officer’s performance in fiscal year 2007. These factors included NetScout’s financial performance and certain non-financial performance factors deemed relevant to the job function of each of the executive officers, including non-financial individual goal achievement, experience, and responsibility.

Individual goals are set at the beginning of each fiscal year. Bonuses generally are paid in July for the preceding fiscal year. Compared to other executive officers’ compensation, compensation for the Senior Vice President of Sales is weighted more heavily toward incentive compensation based on achievement of sales targets. Except for the Senior Vice President of Sales, as noted above incentive compensation is not awarded to executive officers unless NetScout achieves certain minimum financial goals including planned revenue and earnings per share. Incentive compensation awards for each of NetScout’s executive officers, other than the Chief Executive Officer, are also based upon evaluations and recommendations made by the Chief Executive Officer to the Compensation Committee. In addition to the factors considered above, the Chief Executive Officer may use discretion to adjust his recommendation for each individual executive’s bonus where warranted by circumstances and achievement of NetScout’s goals.

With respect to the Chief Executive Officer, in accordance with his employment agreement with NetScout, Mr. Singhal received a bonus of $162,500 for the fiscal year ended March 31, 2007. Under his new employment agreement, for fiscal year 2008 Mr. Singhal is eligible for a bonus. The range and performance criteria for Mr. Singhal’s bonus are determined by the Compensation Committee, subject to the approval of the Board of Directors, in consultation with Mr. Singhal.

Specifically with respect to determining the bonus for Mr. Singhal, the Compensation Committee reviews the extent to which the goals for the year have been achieved. For those goals that are capable of direct measurement the Compensation Committee considers the percentage of goal achievement taking into account developments during the year, including both internal and external factors affecting the company. For goals that are qualitative in nature or are not as susceptible of financial or numerical measurement the Compensation Committee relies primarily on its judgment, knowledge of the business, and information obtained through interactions with management throughout the year. The Compensation Committee views the compensation determination process as an important opportunity to engage in strategic discussions with the Chief Executive Officer on the appropriate factors and criteria that should be focused on for the attainment of long term shareholder value.

Mr. Popat retired as Chairman of the Board of Directors and Secretary of the Company, effective January 19, 2007. Mr. Popat remains an advisor to the Chief Executive Officer. Mr. Popat’s separation agreement affirms his bonus eligibility with respect to the time he was employed during fiscal year 2007. The bonus is based on the Company’s performance and other objectives as determined and awarded by the Board of Directors, acting through the Compensation Committee. Mr. Popat received a bonus of $162,500 for the fiscal year ended March 31, 2007.

Stock Based Awards

The Compensation Committee believes that stock-based awards will help drive superior performance by employees including executive officers, will contribute significantly to NetScout’s success, and will align the interests of employees and stockholders.

Broad Based Employee Stock Awards

The Compensation Committee believes that NetScout’s equity incentive program should be broadly based. Accordingly, during the past four fiscal years, approximately 80% of the total number of all stock based awards NetScout granted were to employees below the Vice President level. One hundred percent of current full-time employees have received one or more equity grants, reflecting NetScout’s philosophy that its entire employee team should have a stake in increasing shareholder value. NetScout’s equity incentive program is a key element of the company’s compensation program and its goal of attracting and retaining highly qualified individuals.

For administrative convenience the Board has established the Equity Compensation Committee, formerly the Stock Option Committee, the sole member of which is Mr. Singhal. The Equity Compensation Committee is responsible for granting stock-based awards to employees and consultants of NetScout who are not executive officers or directors of NetScout. The Equity Compensation Committee operates under guidelines established by the Board based upon recommendations of the Compensation Committee and reports all equity awards grants at each regularly scheduled meeting of the Board.

NetScout intends, generally, to make equity awards to employees every other year, although the company’s practice is also to grant awards to new employees shortly after hiring.

Executive Officer Stock-Based Awards

When establishing stock-based grant levels for executive officers, the Compensation Committee considers the existing levels of stock ownership, previous grants of restricted stock units, stock options and other stock-based awards, vesting schedules of previously granted restricted stock units, options and other stock-based awards, and the current stock price. The Compensation Committee annually reviews stock-based grants to executive officers and considers the level of outstanding awards as a factor in its determinations with respect to overall compensation for each of the executive officers and the effectiveness of additional awards or other forms of compensation in achieving the company’s compensation goals.

NetScout intends, generally, to make equity awards to executive officers at their appointment and then biennially. No equity awards were granted to executive officers in fiscal year 2007.

The Compensation Committee periodically reviews NetScout’s guidelines for stock based awards. The Compensation Committee believes that long-term incentive compensation in the form of restricted stock units, stock options, or other forms of stock-based awards helps to align the interests of management and stockholders and enables executives to develop long-term stock ownership in NetScout. In addition to an executive’s past performance, NetScout’s desire to retain an individual is of paramount importance in the determination of stock-based grants. NetScout uses restricted stock unit awards as the most common form of stock-based awards granted under NetScout’s 1999 Stock Option Plan.

Other Benefits

NetScout also maintains various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to legal limits on the amounts that may be contributed or paid to executive officers under these plans. One exception to this broad-based eligibility is that executive officers at the Vice President level and above are eligible for life insurance policies that provide for three times cash compensation (salary and bonus) up to a $1 million cap, which differs from the two times salary and $500,000 cap available to non-sales employees and two times salary and commission and $500,000 cap available to sales employees. The company also offers a 401(k) plan that allows all employees to invest in a wide array of funds on a pre-tax basis. The 401(k) plan allows employees to put aside up to 60% of their gross earnings on a pre-tax basis, subject to applicable limits under the Internal Revenue Code of 1986, as amended. NetScout matches 50% of each employee’s contribution up to 6% of the annual salary. The matching amount vests 25% per year over four years. After four years of service, the employee match is 100% vested. Employees are eligible on date of hire.

Under his current employment agreement, Mr. Singhal is entitled to the following benefits: disability insurance of no less than 100% of base salary, paid vacation, group life insurance not to exceed $1 million, and NetScout’s generally available medical, dental, and vision plans as well as any other benefits generally available to senior executives of NetScout. In addition, NetScout will reimburse Mr. Singhal for tax and estate planning and for leasing and maintaining a company car.

Post-Termination Compensation

Mr. Singhal’s employment agreement provides that (1) if the company does not renew the agreement, (2) if the company terminates Mr. Singhal’s employment without due cause as defined in the agreement, (3) if Mr. Singhal terminates the agreement after the sale of the company, or (4) upon the death or disability of Mr. Singhal, then Mr. Singhal or his estate is entitled to receive a lump sum payment equal to the net present value of $16,000 per month for seven years. If Mr. Singhal terminates his employment for any reason before consummation of a sale of the company, he would be entitled to such lump sum payment for the period for which his severance benefits have vested (not to exceed seven years). Mr. Singhal would also receive continued health and dental benefits during such period. Mr. Singhal’s severance benefits vest at a rate of 1.5 years for every year of future service, prorated for any partial year.

Mr. Sommers has an agreement with the company in which, if the company terminates his employment without “due cause” or if Mr. Sommers terminates his employment for “good reason,” as those terms are defined in the agreement, Mr. Sommers would receive severance in the amount of one year of base salary, over a six month period beginning six months after termination.

Under Mr. Popat’s separation agreement, effective January 19, 2007, Mr. Popat became an advisor, through January 2010, to the Chief Executive Officer. The separation agreement provides for the payment of severance of $16,000 per month, along with continued health and dental benefits, until Mr. Popat, now age 57, reaches age 65. Should Mr. Popat die before age 65, the balance of any such severance payments due Mr. Popat would be paid to his estate in a lump sum payment equal to the net present value of the remaining monthly payments.

Chief Executive Officer’s Compensation

As discussed above, in fiscal year 2007, NetScout’s Chief Executive Officer, Anil K. Singhal, received a salary of $261,154 and a bonus of $162,500. Determination of Mr. Singhal’s bonus is made as outlined above. The Compensation Committee will continue to assess appropriate quantitative and qualitative performance measures for the Chief Executive Officer and the named executive officers.

Regulatory Requirements

Tax Deductibility of Executive Compensation

Under Section 162(m) of the Code NetScout cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limit does not apply to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Compensation Committee’s intent, for so long as it is consistent with its overall compensation objectives, to structure executive compensation to minimize application of the deduction limits of Section 162(m) of the Code.

Other Key Regulations Affecting Compensation Plans

Post-termination compensation is designed to minimize the effect of additional taxes imposed by Section 409A of the Code.

Conclusion

NetScout’s compensation philosophy and objectives, its evaluation process, and its work in cooperation with the Compensation Committee are designed to motivate and fairly reward executive officers while supporting the company’s goals for growth and increasing profitability.

The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance, both financial and strategic, with its goal of increasing stockholder value over time.

Report of Compensation Committee of the Board of Directors

The Compensation Committee has reviewed the Compensation Discussion and Analysis portion of this proxy statement and discussed such section with management. Based on its review and discussions and its ongoing involvement with executive compensation matters, the Compensation Committee recommended to the Board that the CD&A portion of this proxy statement be included in NetScout’s proxy statement and incorporated into NetScout’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007. This report is provided by the following independent directors, who comprise the Compensation Committee:

Joseph Hadzima, Chair

John Egan

Stuart McGuigan

Compensation Committee Interlocks and Insider Participation

Neither Mr. Egan, Mr. McGuigan, nor Mr. Hadzima was, during the past fiscal year, an officer or employee of the Company or any of our subsidiaries, was formerly an officer of the Company or any of our subsidiaries, or had any relationship with us requiring disclosure herein. During the past fiscal year, none of our executive officers served as:

•

a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, of whose executive officers served on our Compensation Committee;

•	a director of another entity, one of whose executive officers served on our Compensation Committee; or

•

a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of our directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock, or collectively, Reporting Persons, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based on our review of the copies of such filings received by us with respect to the fiscal year ended March 31, 2007 and written representations from certain Reporting Persons, we believe that all Section 16(a) filing requirements were complied with on a timely basis during the fiscal year ended March 31, 2007.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the 2008 Annual Meeting of Stockholders must be received at our principal executive office no later than the close of business on March 29, 2008. To curtail controversy as to the date on which we received a proposal, we suggest that proponents submit their proposals by certified mail, return receipt requested to NetScout Systems, Inc., 310 Littleton Road, Westford, MA 01886, Attention: Secretary.

Under our by-laws, stockholders who wish to make a proposal at the 2008 Annual Meeting of Stockholders, other than one that will be included in our proxy materials, must notify us no earlier than the close of business on February 28, 2008 and no later than the close of business on March 29, 2008. If a stockholder who wishes to present a proposal fails to notify us by the close of business on March 29, 2008, the stockholder will not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of our by-laws, the proposal is brought before our annual meeting of stockholders, then under the proxy rules of the SEC, the proxies solicited by management with respect to the next annual meeting of stockholders will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the persons appointed as proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

AUDITORS FEES AND SERVICES

The following sets forth the aggregate fees billed to us by our independent registered public accounting firm during the fiscal years ended March 31, 2007 and 2006:

Audit Fees

Fees for audit services were approximately $821,000 and $782,000 for the fiscal years ended March 31, 2007 and 2006, respectively, including fees associated with the integrated audit of the consolidated financial statements included in our Annual Report on Form 10-K, the reviews of our Quarterly Reports on Form 10-Q, and statutory audits required of our foreign subsidiaries.

Audit-Related Fees

Fees for audit-related services were approximately $80,000 and $19,500 for the fiscal years ended March 31, 2007 and 2006, respectively, including fees associated with services related to our ERP implementation, review of accounting for significant transactions, and review of our implementation of new accounting pronouncements.

Tax Fees

Total fees for tax services were approximately $51,000 and $45,000 for the fiscal years ended March 31, 2007 and 2006, respectively, consisting of tax compliance and preparation fees and other domestic and international tax advisory services.

All Other Fees

Total other fees were approximately $0 and $12,500 for the fiscal years ended March 31, 2007 and 2006, respectively, consisting of advisory services.

Our Audit Committee has implemented procedures under our Audit Committee Pre-Approval Policy for Audit and Non-Audit Services, or the Pre-Approval Policy, to ensure that all audit and permitted non-audit services provided to us are pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of our independent registered public accounting firm for specific audit and non-audit services within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by our Audit Committee before it may be provided by our independent registered public accounting firm. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by our Audit Committee. All of the audit-related, tax, and all other services provided by our independent registered public accounting firm in fiscal years 2007 and 2006 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Pre-Approval Policy. All non-audit services provided in fiscal years 2007 and 2006 were reviewed with our Audit Committee, which concluded that the provision of such services by our independent registered public accounting firm was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

EXPENSES AND SOLICITATION

We will bear the cost of solicitation of proxies, and, in addition to soliciting stockholders by mail through our regular employees, we may request banks, brokers, and other custodians, nominees, and fiduciaries to solicit their customers who have our stock registered in the names of a nominee, and, if so, will reimburse such banks, brokers, and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone, or telegraph following the original solicitation. We may retain a proxy solicitation firm to assist in the solicitation of proxies. We will bear all reasonable solicitation fees and expenses if such a proxy solicitation firm is retained.

Appendix A

2007 Equity Incentive Plan

NETSCOUT SYSTEMS, INC.

2007 EQUITY INCENTIVE PLAN

1    Purpose and Eligibility

The purpose of this 2007 Equity Incentive Plan (the “Plan”) of NetScout Systems, Inc. (the “Company”) is to provide restricted stock units, stock, stock options, and other equity interests in the Company (each an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a “Participant”. Additional definitions are contained in Section 9.

2     Administration

2.1 Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

2.2 Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean such Committee or the Board.

2.3 Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

3     Stock Available for Awards

3.1 Type of Security; Number of Shares. Subject to adjustment under Section 3.3, the aggregate number of shares of common stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 5,000,000 shares. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan; provided, however, that the cumulative number of such shares that may be so reissued under the Plan will not exceed 5,000,000 shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

3.2 Per-Participant Limit. Subject to adjustment under Section 3.3, no Participant may be granted Awards during any one fiscal year with respect to more than 500,000 shares of Common Stock.

3.3 Adjustment to Common Stock. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event (an “Extraordinary Capitalization Event”), (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted (or substituted Awards may be made) by the Board in a proportionate and equitable manner to the extent that such Extraordinary Capitalization Event increases or decreases the actual outstanding shares of Common Stock of the Company as of immediately prior to such Extraordinary Capitalization Event.

4     Stock Options

4.1 General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

4.2 Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall be granted only to employees of the Company or a Subsidiary and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonqualified Stock Option”.

4.3 Exercise Price. The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify it in the applicable option agreement; provided that the exercise price shall not be less than the fair market value of the Company’s Common Stock on the date of grant. The exercise price with respect to an Incentive Stock Option granted to an employee who at the time of grant owns (directly or under the attribution rules of Section 424(d) of the Code) stock representing more than 10% of the voting power of all classes of stock of the Company or of any Subsidiary shall be at least 110% of the fair market value of the Company’s Common Stock on the date of grant.

4.4 Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided that no Incentive Stock Option shall expire later than 10 years from its date of grant, and no Incentive Stock Option granted to an employee who owns (directly or under the attribution rules of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary shall expire later than 5 years from its date of grant.

4.5 Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4.6 for the number of shares for which the Option is exercised.

4.6 Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

4.6.1 by check payable to the order of the Company;

4.6.2 except as otherwise explicitly provided in the applicable option agreement, and only if the Common Stock is then publicly traded, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

4.6.3 to the extent explicitly provided in the applicable option agreement and not otherwise prohibited by applicable law, by (x) delivery of shares of Common Stock owned by the Participant valued at fair market value (as determined by the Board or as determined pursuant to the applicable option agreement), (y) delivery of a promissory note of the Participant to the Company (and delivery to the Company by the Participant of a check in an amount equal to the par value of the shares purchased), or (z) payment of such other lawful consideration as the Board may determine.

4.7 No Repricing. Other than in connection with a change in the Company’s capitalization (as described in Section 3.3), without stockholder approval (i) the exercise price of an Option may not be reduced, and (ii) no Option may be amended or cancelled for the purpose of repricing, replacing or regranting such Option with an exercise price that is less than the original exercise price of such Option.

5     Restricted Stock

5.1 Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

5.2 Terms and Conditions. The Board shall determine the terms and conditions (or provide for no conditions) of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

6     Restricted Stock Units

The Board may grant Awards entitling recipients to receive shares of Common Stock (each, a “Restricted Stock Unit Award”), subject to any terms and conditions established for such Awards. The Board shall determine the terms and conditions (or provide for no conditions) of any such Restricted Stock Unit Award and such terms and conditions will be reflected in the applicable Restricted Stock Unit Award agreement.

7     Other Stock-Based Awards

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards, or other stock units.

8     General Provisions Applicable to Awards

8.1 Transferability of Awards.

8.1.1 Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, except as set forth in Section 8.1.2 below, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

8.1.2 During the life of the Participant, an Option shall be exercisable only by him, by a conservator or guardian duly appointed for him by reason of his incapacity or by the person appointed by the Participant in a durable power of attorney acceptable to the Company’s counsel. Notwithstanding anything to the contrary in this Section 8.1, the Board may in its discretion permit a Participant who has received a Nonqualified

Stock Option to transfer the Nonqualified Stock Option to a member of the Immediate Family (as hereinafter defined) of the Participant, to a trust solely for the benefit of the Participant and the Participant’s Immediate Family or to a partnership or limited liability company whose only partners or members are the Participant and members of the Participant’s Immediate Family. “Immediate Family” shall mean, with respect to any Participant, the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships.

8.2 Documentation. Each Award under the Plan (other than a grant of stock with no restrictions) shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan provided that such terms and conditions do not contravene the provisions of the Plan.

8.3 Board Discretion. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

8.4 Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

8.5    Acquisition of the Company.

8.5.1 Consequences of an Acquisition.

8.5.1.A Unless otherwise expressly provided in the applicable Option or Award, upon the occurrence of an Acquisition, the Board or the board of directors of the surviving or acquiring entity (as used in this Section 8.5.1.A, also the “Board”) shall, as to outstanding Awards (on the same basis or on different bases, as the Board shall specify), make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or acquiring corporation or (c) such other securities as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition. In addition to or in lieu of the foregoing, with respect to outstanding Options, the Board may, upon written notice to the affected optionees, provide that one or more Options must be exercised, to the extent then exercisable or to become exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period such Options shall terminate; or terminate one or more Options in exchange for a cash payment equal to the excess of the fair market value (as determined by the Board in its sole discretion) of the shares subject to such Options (to the extent then exercisable or to become exercisable as a result of the Acquisition) over the exercise price thereof.

8.5.1.B An “Acquisition” shall mean: (x) any merger or consolidation after which the voting securities of the Company outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such event; or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (z) any other acquisition of the business of the Company, as determined by the Board.

8.5.2 Assumption of Options Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

8.6 Withholding. Each Participant shall pay to the Company or an employing Subsidiary, or make provisions satisfactory to the Company or an employing Subsidiary for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (as determined by the Board or as determined pursuant to the applicable option agreement) to the extent permitted by law; provided, however, that payment of withholding obligation in the form of shares shall not be made with respect to an amount in excess of the minimum required withholding. The Company or an employing Subsidiary may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

8.7 Amendment of Awards. The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonqualified Stock Option; provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

8.8 Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

8.9 Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.

8.10 Awards to Non-United States Persons. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws. The Board shall have the right to amend the Plan, consistent with its authority to amend the Plan as set forth in Section 9.5, to obtain favorable tax treatment for such Participants, and any such amendments shall be evidenced by an Appendix to the Plan. The Board may delegate this authority to a Committee thereof.

9     Miscellaneous

9.1 Definitions.

9.1.1 “Company,” for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of NetScout Systems, Inc., as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of NetScout Systems, Inc., as defined in

Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Subsidiary” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

9.1.2 “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

9.1.3 “employee” for purposes of eligibility under the Plan shall include a person to whom an offer of employment has been extended by the Company.

9.1.4 “Exchange Act” means the Exchange Act of 1934, as amended.

9.2 No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

9.3 No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

9.4 Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the stockholders of the Company. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the stockholders of the Company, but Awards previously granted may extend beyond that date.

9.5 Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that without approval of the Company’s stockholders there shall be no: (i) increase in the total number of shares covered by the Plan, except by operation of the provisions of Section 3.3, or the aggregate number of shares of Common Stock that may be issued to any single person in a period; (ii) change in the class of persons eligible to receive Awards under the Plan; or (iii) other change in the Plan that requires stockholder approval under applicable law or stock exchange rules.

9.6 Section 409A of the Internal Revenue Code. The Awards granted pursuant to the Plan are intended to avoid the potential adverse tax consequences to Participants of Section 409A of the Code, and the Board may in its sole discretion make such modifications to any Award agreement pursuant to the Plan as it deems necessary or advisable to avoid such adverse tax consequences.

9.7 Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of Delaware, without regard to any applicable conflicts of law.

9.8 Use of Proceeds. The proceeds from the sale of Common Stock pursuant to Awards shall constitute general funds of the Company.

9.9 Section 16 Matters. With respect to persons subject to Section 16 of the Exchange Act (“Insiders”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Board, or any Committee thereof, fails to so comply, it shall be deemed to be modified so as to be in compliance with such Rule or, if such modification is not possible, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Board.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSALS 2 AND 3.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

1. To elect three members to the Board of Directors to serve until the 2010 Annual Meeting of Stockholders or until their successors are duly elected and qualified.		2. To ratify the selection of PricewaterhouseCoopers LLP, independent registered public accounting firm, as auditors for the fiscal year ending March 31, 2008.	FOR ☐	AGAINST ☐	ABSTAIN ☐

FOR the nominees listed below ☐	WITHHOLD AUTHORITY to vote for the nominees listed below ☐		FOR	AGAINST	ABSTAIN
		3. To approve NetScout Systems, Inc. 2007 Equity Incentive Plan	☐	☐	☐

Nominees: (01) Anil K. Singhal, (02) John R. Egan, (03) Stuart M. McGuigan		4. To transact such other business as may properly come before the meeting or any adjournments thereof.

(To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)		PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

Signature________________________________________Signature___________________________________Date

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NETSCOUT SYSTEMS, INC.

Proxy for Annual Meeting of Stockholders

September 12, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Anil K. Singhal and David P. Sommers, and each of them, proxies, with full power of substitution, to vote all shares of common stock of NetScout Systems, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, September 12, 2007, at 10:00 a.m., at The Marriott Hotel, One Mall Road, Burlington, Massachusetts, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated July 30, 2007, a copy of which has been received by the undersigned.

SEE REVERSE SIDE	(Continued and to be marked, dated and signed on the other side.)	SEE REVERSE SIDE

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